Exhibit 4.5

INVESTOR RIGHTS AGREEMENT

OF

HYDROFARM HOLDINGS GROUP, INC.

This INVESTOR RIGHTS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of August 28, 2018 (the “Effective Date”), by and among Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Investors are party to that certain Stockholders’ Agreement, dated as of May 10, 2017 (the “HIC Stockholders’ Agreement”), relating to the Investors’ interests in Hydrofarm Investment Corp., a Delaware corporation (“HIC”);

WHEREAS, in connection with the transactions contemplated by that certain Confidential Private Placement Memorandum of the Company, dated on or about August 3, 2018 (the “PPM”) and the related Merger (as defined in the PPM), HIC will become a wholly-owned subsidiary of the Company, and the HIC Stockholders’ Agreement will be terminated; and

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of Common Stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1	Definitions. Capitalized terms used herein shall have the following meanings:

“Affiliate” shall mean, (i) with respect to any Person (other than an Investor), an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act, and (ii) with respect to an Investor, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company of which such Investor or an Affiliate of such Investor serves as the general partner, managing member or discretionary manager or advisor; provided, however, that notwithstanding the foregoing, (x) except as used in Section 3.2, an Affiliate of an Investor shall not include any Portfolio Company or other investment of any Person or such Investor or any investment fund, vehicle or holding company or any investment fund, vehicle or holding company or any limited partners of such Investor and (y) an Investor or any of its Affiliates shall not be considered an Affiliate of the other Investor.

“Agreement” shall have the meaning set forth in the Preamble.

“beneficial owner” or “beneficially own” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Company held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto).

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York, New York.

“Bylaws” shall mean the bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Charter” shall mean the certificate of incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” shall have the meaning set forth in the Preamble.

“Concurrent Investment” shall mean the offering by HIC of a minimum of $15 million and up to $20 million of HIC common stock from existing stockholders of HIC as described in the PPM.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Director” shall mean any member of the Board.

“Effective Date” shall have the meaning set forth in the Preamble.

“Equity Securities” shall mean any and all shares of (i) Common Stock, (ii) preferred stock of the Company, and (iii) any equity securities (including, without limitation, preferred stock) of the Company convertible into, or exchangeable or exercisable for, any of the foregoing shares, and options, warrants or other rights to acquire any of the foregoing shares or other securities. In the event any direct or indirect Subsidiary of the Company issues directly to any Investor any common stock of such Subsidiary or any equity securities of the type described in clauses (ii) and (iii), the term “Equity Securities” shall also include the common stock and equity securities of the type described in clauses (ii) and (iii) of such Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“FINRA” means the Financial Industry Regulatory Authority.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Governmental Authority” shall mean any: (i) nation, state, commonwealth, province, territory county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“HIC” has the meaning set forth in the Recitals.

“HIC Stockholders’ Agreement” has the meaning set forth in the Recitals.

“Hawthorn Designees” shall mean any Director designated by the Hawthorn Investor pursuant to Section 2.1(b) of this Agreement.

“Hawthorn Investor” shall mean Hawthorn LP, Hydrofarm Co-Investment Fund, LP and their Permitted Transferees.

“Initial Public Offering” means an initial public offering of the Company’s equity securities under the Securities Act.

“Investors” shall have the meaning set forth in the Preamble.

“Investor Indemnitees” has the meaning set forth in Section 3.2.

“Law” shall mean any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

“Losses” has the meaning set forth in Section 3.2.

“PBCO Investor” shall mean Peter Wardenburg and his Permitted Transferees.

“PBCO Designee” shall mean any Director designated by the PBCO Investor pursuant to Section 2.1(c) of this Agreement.

“Permitted Transferee” shall mean, with respect to any Investor, any Transferee that is an Affiliate of such Investor; provided, however , that such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement.

“Person” shall mean any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.

“Piggyback Registration” has the meaning set forth in Section 2.5.

“Placement Agents” means A.G.P./Alliance Global Partners and Aegis Capital Corp.

“Placement Agent Designee” means the Director and the non-voting observer designated by the Placement Agents pursuant to Section 2.1(d) of this Agreement.

“Portfolio Company” shall mean, with respect to any Person, a “portfolio company” (as such term is customarily used among institutional investors), or any entity controlled by any “portfolio company”, of such Person or one of its Affiliates.

“PPM” has the meaning set forth in the Recitals.

“Registrable Securities” means, collectively, the Common Stock held by the Investors, but not including the securities acquired by the Investors in connection with the Concurrent Investment and subsequently converted to securities of the Company pursuant to the Merger.

“Registration Expenses” has the meaning set forth in Section 2.8.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 28, 2018, by and among the Company and the investors party thereto, as contemplated by the PPM.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Serruya Designees” shall mean the Directors designated by the Serruya Investors pursuant to Section 2.1(a) of this Agreement.

“Serruya Investor” shall mean Serruya Private Equity and its Permitted Transferees.

“Shelf Registration” means a short-form registration filed pursuant to Rule 415.

“Stock Exchange ” shall mean the Nasdaq Stock Market, the New York Stock Exchange or such other securities exchange or interdealer quotation system on which shares of Common Stock are then listed or quoted.

“ Subsidiary” shall mean, with respect to an entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which the entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“ Transfer ” shall mean, directly or indirectly, to sell, transfer, assign, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person. In the event that any Investor that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person controlling such Investor or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Transferee” shall mean any Person to whom any Investor or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Voting Securities” shall mean, at any time of determination, shares of any class of Equity Securities of the Company that are then entitled to vote generally in the election of Directors.

Section 1.2            Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any percentage set forth herein shall be deemed to be automatically adjusted without any action on the part of any party hereto to take into account any stock split, stock dividend or similar transaction occurring after the date of this Agreement so that the rights provided to the Investors shall continue to apply to the same extent such rights would have applied absent such stock split, stock dividend or similar transaction.

ARTICLE II

CORPORATE GOVERNANCE AND REGISTRATION RIGHTS

Section 2.1	Board of Directors.

(a)          Following the Effective Date, the Serruya Investor shall have the right, but not the obligation, to nominate to the Board, four (4) Directors, as well as one (1) nonvoting Board observer who may attend all meetings of the Board in a nonvoting observer capacity, in each case so long as the Serruya Investor and its Affiliates collectively beneficially own 15% or more of the outstanding shares of Common Stock.

(b)          Following the Effective Date, the Hawthorn Investor shall have the right, but not the obligation, to nominate to the Board, two (2) Directors, as well as two (2) nonvoting Board observers who may attend all meetings of the Board in a nonvoting observer capacity, in each case so long as the Hawthorn Investor and its Affiliates collectively beneficially own 5% or more of the outstanding shares of Common Stock.

(c)          Following the Effective Date, the PBCO Investor shall have the right, but not the obligation, to nominate to the Board, one (1) Director, so long as the PBCO Investor and its Affiliates collectively beneficially own 5% or more of the outstanding shares of Common Stock.

(d)          For a period of three (3) years following the Effective Date, the Placement Agents shall have the right, but not the obligation, to nominate to the Board, one (1) Director as well as one (1) nonvoting Board observer who may attend all meetings of the Board in a nonvoting observer capacity.

(e)          Effective as of the Effective Date, (i) the Serruya Designees shall initially be Michael Serruya, Simon Serruya, Aaron Serruya and Michael Rapp, (ii) the Hawthorn Designees shall initially be Chris Payne, and John Tomes, (iii) the PBCO Designee shall initially be Peter Wardenburg, and (iv) the Placement Agent Designee shall initially be a director designated by the Placement Agents in the future.

(f)          The Company agrees, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), to include the individuals designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors and to use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

(g)          In the event that the Serruya Investor, the Hawthorn Investor, the PBCO Investor, or the Placement Agents, as applicable, has nominated less than the total number of designees that the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agent Designee, as applicable, shall be entitled to nominate pursuant to Section 2.1(a), Section 2.1(b), Section 2.1(c) or Section 2.1(d), as applicable, then the Serruya Investor, the Hawthorn Investor, the PBCO Investor and the Placement Agents, as applicable, shall have the right, at any time, to nominate such additional designee(s) to which it is entitled, in which case, the Company and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), to (x) enable the Serruya Investor, the Hawthorn Investor, the PBCO Investor, and the Placement Agents, as applicable, to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) designate such additional individuals nominated by the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agents, as applicable, to fill such newly created vacancies or to fill any other existing vacancies.

(h)          In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated by the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agents, as applicable, pursuant to this Section 2.1, the remaining Directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agents, as applicable, who designated such Director as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(i)            In the event that the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agents, as applicable, shall cease to have the right to designate a Director pursuant to this Section 2.1, the designee of such Investor selected by such Investor shall resign immediately or such Investor shall take all action necessary to remove such designee and the Directors remaining in office shall be entitled to decrease the size of the Board to eliminate such vacancy.

(j)           The Serruya Investor, the Hawthorn Investor, the PBCO Investor and the Placement Agents shall have the right to representation on the board of directors or other similar governing body (or any committee thereof) of any Subsidiary of the Company in proportion to their representation on the Board.

(k)          The Company shall reimburse the Serruya Designees, the Hawthorn Designees, the PBCO Designee and the Placement Agent Designee, as applicable, for their reasonable out -of-pocket expenses incurred by them in connection with performing his or her duties as a member of the Board (or any committee thereof) or a nonvoting observer, including the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board (or any committee thereof), or in connection with their service on the board or other similar governing body of any Subsidiary of the Company (or any committee thereof).

(l)            Each of the Investors agrees to vote, or act by written consent with respect to, all Voting Securities beneficially owned by it, at each annual or special meeting of stockholders of the Company at which Directors are to be elected, or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the Serruya Designees, the Hawthorn Designees, the PBCO Designee and the Placement Agent Designee to be elected to the Board. Each of the Investors agrees to use its commercially reasonable efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to Section 2.1(a), Section 2.1(b), Section 2.1(c) or Section 2.1(d), as applicable, and the remaining Directors pursuant to Section 2.1(g) have caused the vacancy created thereby to be filled by a new designee of the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agents, as applicable, then in such case each Investor hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same. Upon the written request of the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agents, as applicable, each other Investor shall vote, or act by written consent with respect to, all Voting Securities beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any Director designated by such Investors and to elect any replacement Director designated as provided in this Section 2.1. Unless the Serruya Investor, the Hawthorn Investor, the PBCO Investor or the Placement Agents shall otherwise request in writing, no other Investor shall take any action to cause the removal of any Directors designated by such Investor or the Placement Agents.

(m)         The rights of the Investors pursuant to this Section 2.1 are personal to the Investors and shall not be exercised by any Transferee other than a Permitted Transferee.

Section 2.2	Committees.

(a)          For so long as the Serruya Investor has the right to designate at least one (1) Director pursuant to Section 2.1, the Serruya Investor shall have the right, but not the obligation, to designate one member of each committee of the Board; provided that the right of any Director to serve on a committee shall be subject to applicable Law and the Company’s obligation to comply with any applicable independence requirements of the Stock Exchange.

(b)          For so long as the Hawthorn Investor has the right to designate at least one (1) Director pursuant to Section 2.1, the Hawthorn Investor shall have the right, but not the obligation, to designate one member of each committee of the Board; provided that the right of any Director to serve on a committee shall be subject to applicable Law and the Company’s obligation to comply with any applicable independence requirements of the Stock Exchange.

(c)          For so long as the PBCO Investor has the right to designate one (1) Director pursuant to Section 2.1, the PBCO Investor shall have the right, but not the obligation, to designate one member of each committee of the Board; provided that the right of any Director to serve on a committee shall be subject to applicable Law and the Company’s obligation to comply with any applicable independence requirements of the Stock Exchange.

Section 2.3	Consent Rights.

(a)          The following actions by the Company or any of its Subsidiaries shall require the approval, in addition to any approval by the stockholders of the Company or the Board’s approval (or the approval of the required governing body of any Subsidiary of the Company), of the Serruya Investor, the Hawthorn Investor and the PBCO Investor:

(i) any transaction with or involving any Affiliate of the Company or any Affiliate of an Investor, other than (A) a Transfer to a Permitted Transferee, (B) transactions pursuant to any agreement in effect on the Effective Date, including, without limitation, the Registration Rights Agreement and any amendment, termination or material waiver under such agreements, (C) customary indemnification agreements with Directors and executive officers of the Company, and (D) any transaction or series of related transactions in the ordinary course of business and on arms-length third-party terms; and

(ii)           subject to Section 3.3, any amendment to this Agreement.

Section 2.4           Permitted Disclosure. Each Serruya Designee is permitted to disclose to the Serruya Investor information about the Company and its Affiliates that he or she receives as a result of being a Director, subject to his or her fiduciary duties under Delaware law. Each Hawthorn Designee is permitted to disclose to the Hawthorn Investor information about the Company and its Affiliates that he or she receives as a result of being a Director, subject to his or her fiduciary duties under Delaware law. The PBCO Designee is permitted to disclose to the PBCO Investor information about the Company and its Affiliates that he or she receives as a result of being a Director, subject to his or her fiduciary duties under Delaware law.

Section 2.5	Piggyback Registrations.

(a)          Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 2.5(c) and Section 2.5(d), shall include in such registration (and in all related registrations or qualifications under blue sky laws and in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice. Notwithstanding the above, rights for Piggyback Registration under this Section 2.5 shall not apply to the initial registration statement contemplated by the Registration Rights Agreement.

(b)          Piggyback Expenses . The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration has become effective.

(c)          Priority on Primary Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company shall include in such registration only that number of securities which in the opinion of the underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering at such price and with such timing or method of distribution, with priority for inclusion to be determined as follows: (i) first, the securities the Company proposes to sell, (ii) second, any Registrable Securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, any other securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

(d)          Priority on Secondary Piggyback Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities, and if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company shall include in such registration only that number of securities which in the opinion of the underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering at such price and with such timing or method of distribution, with priority for inclusion to be determined as follows: (i) first, the securities requested to be included in such registration by the holders requesting such registration and the Registrable Securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of securities owned by each such holder.

(e)          Selection of Underwriters. If any Piggyback Registration is an underwritten offering, then the Company will select investment banker(s) and manager(s) for the offering, in consultation with the Serruya Investors, the Hawthorn Investors and the PBCO Investor.

Section 2.6           Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities hereunder in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

(a)          in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

(b)          notify each holder of Registrable Securities of (i) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder;

(c)          prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement or, in the case of a Shelf Registration, if earlier, the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of securities thereunder by any underwriter or dealer), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d)          furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.6(e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(f)           promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Securities and Exchange Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g)          prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case an of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(h)          cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(i)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)           enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities included in such registration or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization or reorganization and preparing for and participating in such number of “road shows,” investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k)          make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that the Company shall not be required pursuant to this Section 2.6(k) to provide confidential information of the Company if the Company reasonably believes upon advice of counsel that withholding such information is reasonably necessary to preserve attorney-client privilege;

(l)            take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(n)           permit any holder of Registrable Securities which holder, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(p)           use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q)           cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriters, or agents, if any, or such holders may request; and

(r)            cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(s)           if requested by the underwriters managing an offering of Registrable Securities in connection with a registration effected pursuant to this Agreement, provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters of the offering of such Registrable Securities.

Section 2.7            Certain Obligations of Holders of Registrable Securities. Each holder of Registrable Securities that sells such securities pursuant to a registration under this Agreement agrees as follows:

(a)           Such holder (if such holder is an employee or independent contractor of the Company or any of its affiliates) shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective such registration statement, each holder of Registrable Securities that is participating in such registration shall provide to the Company, in writing, for use in the applicable registration statement, all such information regarding such holder and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(b)           During such time as such holder may be engaged in a distribution of such securities, such holder shall distribute such securities under the registration statement solely in the manner described in the registration statement.

(c)           Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(f), shall immediately discontinue the disposition of its securities of the Company pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 2.6(f). In the event the Company has given any such notice, the applicable time period set forth in Section 2.6(c) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2.7(d) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.6(f).

Section 2.8	Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement, and the Company also shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such seller’s account.

(b)           In connection with each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities proposed for inclusion in such registration.

(c)           To the extent any expenses relating to a registration hereunder are not required to be paid by the Company, each holder of securities included (or requested to be included) in any registration hereunder shall pay those expenses allocable to the registration (or proposed registration) of such holder’s securities so included (or requested to be included), and any expenses not so allocable shall be borne by all sellers of securities requested to be included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 2.9            Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto.

Section 2.10          Other Agreements. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon reasonable request, the Company shall deliver to the Investors a written statement as to whether it has complied with such requirements. The Company shall at all times after it has consummated an Initial Public Offering use its reasonable best efforts to cause the securities so registered to be listed on one or more of the New York Stock Exchange, the NYSE American or the Nasdaq Stock Market.

Section 2.11          Subsidiary Public Offering. If, after an Initial Public Offering of the capital stock or other equity securities of one of its subsidiaries, the Company distributes securities of such subsidiary to its equity holders, then the rights of holders hereunder and the obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such subsidiary, and the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1           Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Investors as provided under Section 3.3, (i) the provisions of Article II shall, with respect to each Investor, terminate as provided in the applicable Section of Article II, and (ii) this Article III shall not terminate. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

Section 3.2	Indemnification.

(a)          The Company agrees to indemnify and hold harmless each Investor, their respective directors, officers, partners, members, managers, Affiliates and controlling persons (each, an “Investor Indemnitee”) from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and reasonable expenses, including reasonable accountant’s and reasonable attorney’s fees and expenses (together the “Losses”), incurred by such Investor Indemnitee before or after the date of this Agreement to the extent arising out of, resulting from, or relating to (i) such Investor Indemnitee’s purchase and/or ownership of any Equity Securities or (ii) any litigation to which any Investor Indemnitee is made a party in its capacity as a stockholder or owner of securities (or as a director, officer, partner, member, manager, Affiliate or controlling person of any Investor) of the Company; provided that the foregoing indemnification rights in this Section 3.2 shall not be available to the extent that (a) any such Losses are incurred as a result of such Investor Indemnitee’s willful misconduct or gross negligence; (b) any such Losses are incurred as a result of non-compliance by such Investor Indemnitee with any laws or regulations applicable to any of them; or (c) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable Law or public policy. For purposes of this Section 3.2, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Investor Indemnitee as to any previously advanced indemnity payments made by the Company under this Section 3.2, then such payments shall be promptly repaid by such Investor Indemnitee to the Company. The rights of any Investor Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Investor Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In the event of any payment of indemnification pursuant to this Section 3.2, to the extent that any Investor Indemnitee is indemnified for Losses, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Investor Indemnitee to which such payment is made against all other Persons. Such Investor Indemnitee shall execute all papers reasonably required to evidence such rights. The Company will be entitled at its election to participate in the defense of any third party claim upon which indemnification is due pursuant to this Section 3.2 or to assume the defense thereof, with counsel reasonably satisfactory to such Investor Indemnitee unless, in the reasonable judgment of the Investor Indemnitee, a conflict of interest between the Company and such Investor Indemnitee may exist, in which case such Investor Indemnitee shall have the right to assume its own defense and the Company shall be liable for all reasonable expenses therefor. Except as set forth above, should the Company assume such defense all further defense costs of the Investor Indemnitee in respect of such third-party claim shall be for the sole account of such party and not subject to indemnification hereunder. The Company will not without the prior written consent of the Investor Indemnitee (which consent shall not be unreasonably withheld) effect any settlement of any threatened or pending third party claim in which such Investor Indemnitee is or could have been a party and be entitled to indemnification hereunder unless such settlement solely involves the payment of money and includes an unconditional release of such Investor Indemnitee from all liability and claims that are the subject matter of such claim. If the indemnification provided for above is unavailable in respect of any Losses, then the Company, in lieu of indemnifying an Investor Indemnitee, shall, if and to the extent permitted by Law, contribute to the amount paid or payable by such Investor Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company and such Investor Indemnitee in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

(b)           The Company agrees to pay or reimburse (i) the Investors for (A) all reasonable costs and expenses (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement or any related agreements and (B) in connection with any stamp, transfer, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any related agreements; and (ii) each Investor for all costs and expenses of such Investor (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with (1) the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement or any related agreements and (2) the enforcement or exercise by such Investor of any right granted to it or provided for hereunder.

Section 3.3             Amendments and Waivers. Except as otherwise provided herein, no modification, amendment, restatement, amendment and restatement, or waiver of any provision of this Agreement shall be effective without the approval of the Board and each of the Serruya Investor, the Hawthorn Investor and the PBCO Investor; provided, however, that any Investor may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Notwithstanding the foregoing, any amendment or modification to Sections 2.1(d), 2.1(g), 2.1(h), 2.1(i), 2.1(j), 2.1(k) or 2.1(l), to the extent such amendments or modifications change the rights of the Placement Agents with respect to the Placement Agent Designee and such rights continue to be in effect, require the consent of the Placement Agents in addition to any Investor set forth in this Section 3.3. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any written amendment, restatement, amendment and restatement, or waiver to this Agreement that receives the vote or consent of the Investors provided herein need not be signed by all Investors, but shall be effective in accordance with its terms and shall be binding upon all Investors and any Transferees.

Section 3.4            Successors, Assigns and Transferees . This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of the Serruya Investor, the Hawthorn Investor and the PBCO Investor shall be entitled to assign, in whole or in part, any of its rights hereunder to any of its Permitted Transferees without such prior written consent.

Section 3.5            Third Parties. Except as may otherwise be expressly provided in this Agreement, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

Section 3.6            Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) when delivered personally by hand to the party to be notified (with written confirmation of receipt), (b) when sent by facsimile or e-mail (with written confirmation of transmission), (c) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) one Business Day following the day sent by reputable overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

(i)	if to the Company, to:

Hydrofarm Holdings Group, Inc.

2249 S. McDowell Ext.

Petaluma, CA 94954

Fax: (707) 765-3399

Attention: Peter Wardenburg, Chief Executive Officer

Email: peter@hydrofarm.com

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, CO 80202

Facsimile No.: (303) 291-2400

Attention: Sonny Allison

Email: SAllison@perkinscoie.com

(ii)	if to the Serruya Investor, to:

JAMS Holdings LLC

210 Shields Court

Markham, ON L3R 8V2

Facsimile No.:

Attn: Gurion De Zwirek

Email: gurion@serruyaequity.com

(iii)	if to the Hawthorn Investor, to:

Hawthorn Equity Partners Inc.

120 Adelaide Street West, Suite 800

Toronto, ON M5H 1T1

Attn: John Tomes and Matthew Segal

Facsimile No.: (416) 687-5281

Email: tomes@hawthornep.com and segal@hawthornep.com

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, CO 80202

Facsimile No.: (303) 291-2400

Attention: Sonny Allison

Email: SAllison@perkinscoie.com

(iv)	if to the PBCO Investor, to:

Wardenburg 2009 Family Trust

2249 South McDowell Ext

Petaluma, California 94954

Attn: Peter Wardenburg, Trustee

Email: peter@hydrofarm.com

(v)	if to the Placement Agents, to:

Alliance Global Partners

590 Madison Avenue, 36th floor

New York, New York 10022

Facsimile No.: (212) 481-1206

Attention: David Bocchi

Email: db@allianceg.com

and

Aegis Capital Corp.

810 Seventh Ave, 11th Floor

New York, New York 10019

Facsimile No.: (646) 390-9122

Attention: Adam K. Stern

Email: adam@sternaegis.com

with a copy (which shall not constitute notice) to:

Littman Krooks LLP

655 Third Avenue, 20th Floor

New York, NY 10017

Facsimile No.: (212) 490-2990

Attention: Steven Uslaner

Email: suslaner@littmankrooks.com

Section 3.7           Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 3.8           Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9	Restrictions on Other Agreements; Bylaws.

(a)          Following the date hereof, no Investor or any of its Permitted Transferees shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity Securities except pursuant to the agreements specifically contemplated herein and the Registration Rights Agreement.

(b)          The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the Company’s Bylaws. Each of the parties covenants and agrees to vote their Equity Securities and to take any other action reasonably requested by the Company or any Investor to amend the Company’s Bylaws so as to avoid any conflict with the provisions hereof.

Section 3.10          Delays or Omissions . It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 3.11          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to principles or rules of conflict of laws.

(b)           In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 3.6.

(c)           EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 3.12          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 3.13          Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 3.14           Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 3.15          No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may be made only against the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby.

Section 3.16          Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.17          Effectiveness. This Agreement shall become effective upon the Effective Date.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

HYDROFARM HOLDINGS GROUP, INC.

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Chief Executive Officer

[Signature Page to Investor Rights Agreement]

2118769 ONTARIO INC.

By:	/s/ Michael Serruya
Name: Michael Serruya

[Signature Page to Investor Rights Agreement]

FRUZER INC.

By:	/s/ Aaron Serruya
Name: Aaron Serruya

[Signature Page to Investor Rights Agreement]

2208744 ONTARIO INC.

By:	/s/ Jack Serruya
Name: Jack Serruya

[Signature Page to Investor Rights Agreement]

2208742 ONTARIO INC.

By:	/s/ Simon Serruya
Name: Simon Serruya

[Signature Page to Investor Rights Agreement]

CO- INVEST SPONSORS REPRESENTATIVE:

2118769 ONTARIO INC.

By:	/s/ Michael Serruya
Name: Michael Serruya

[Signature Page to Investor Rights Agreement]

Wardenburg 2009 Family Trust

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Trustee

[Signature Page to Investor Rights Agreement]

HF I INVESTMENTS LLC

By: BCM X3 HOLDINGS LLC, its Manager

By:	/s/ Michael Rapoport
Name: Michael Rapoport
Title: Manager

[Signature Page to Investor Rights Agreement]

HF II INVESTMENTS LLC

By: BCM X3 HOLDINGS LLC, its Manager

By:	/s/ Michael Rapoport
Name: Michael Rapoport
Title: Manager

[Signature Page to Investor Rights Agreement]

HF III INVESTMENTS LLC

By: BCM X3 HOLDINGS LLC, its Manager

By:	/s/ Michael Rapoport
Name: Michael Rapoport
Title: Manager

[Signature Page to Investor Rights Agreement]

HAWTHORN LIMITED PARTNERSHIP

By: HAWTHORN GP, LP, its General Partner

By: HAWTHORN GP, INC., its General Partner

By:	/s/ Christopher Payne
Name: Christopher Payne
Title: Director

[Signature Page to Investor Rights Agreement]

HYDROFARM CO-INVESTMENT FUND, LP

By: HAWTHORN CO-INVESTMENT FUND GP, LP, its General Partner

By: HYDROFARM CO-INVESTMENT FUND GP, INC., its General Partner

By:	/s/ Christopher Payne
Name: Christopher Payne
Title: President

[Signature Page to Investor Rights Agreement]

PAYNE CAPITAL CORP.

By:	/s/ Christopher Payne
Name: Christopher Payne
Title: Director

[Signature Page to Investor Rights Agreement]

ARCH STREET HOLDINGS I, LLC

By:	/s/ Eric Ceresnie
Name: Eric Ceresnie
Title: Managing Partner

[Signature Page to Investor Rights Agreement]

Solely with respect to Section 2.1:

ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name: Thomas J. Higgins
Title: Managing Director, Investment Banking

AEGIS CAPITAL CORP.

By:	/s/ Adam Stern
Name:	Adam Stern
Title:	Chief Executive Officer

Exhibit A

Assignment and Assumption Agreement

Pursuant to the Investor Rights Agreement, dated as of [___________], 2018 (the “Investor Rights Agreement”), among Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages listed therein (each, a “Investor” and collectively, the “ Investors”), __________, (the “Transferor”) hereby assigns to the undersigned the rights that may be assigned thereunder, and the undersigned hereby agrees that, having acquired Equity Securities as permitted by the terms of the Investor Rights Agreement, the undersigned shall assume the obligations of the Transferor under the Investor Rights Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Investor Rights Agreement.

Listed below is information regarding the Equity Securities:

Number of Shares of

Common Stock

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Assumption Agreement as of _________ __, ____.

[NAME OF TRANSFEROR]

Name:
Title:

[NAME OF TRANSFEREE]

Name:
Title:

Acknowledged by:

HYDROFARM HOLDINGS GROUP, INC.

By:
Name:
Title: